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PRESS RELEASE                                                       EXHIBIT 99.1


Contacts:

Margaret Kuhn                             John Creelman
Copper Mountain Networks                  Copper Mountain Networks, Inc.
1.858.812.8265                            1.858.410.7116
mkuhn@coppermountain.com                  jcreelman@coppermountain.com
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             COPPER MOUNTAIN NETWORKS ANNOUNCES RESTRUCTURING PLAN
                       TO IMPROVE OPERATING EFFICIENCIES

PALO ALTO, Calif., March 7, 2001--Copper Mountain Networks, Inc., (NASDAQ:
CMTN), a provider of Digital Subscriber Line (DSL) solutions for business and residential users, today announced a restructuring plan to reduce its overall cost structure and improve operating efficiencies. The Company cited the continued turbulence with its core Competitive Local Exchange Carrier (CLEC) customers and an eroding domestic economy in announcing this plan.

Copper Mountain expects to eliminate approximately 25% of its 450-member workforce, with the affected employees being notified immediately. The reductions will primarily target sales, customer support, operations, and general and administrative support. These cost-cutting efforts will result in a charge, in the range of $5.0-$7.0 million, for severance benefits, outplacement, and charges associated with facility and fixed asset write-downs. The charge will be taken in the first quarter of 2001.

The Company also announced that Joseph Markee, currently Chairman and General Manager of the Public Network Business Unit, and John Creelman, the Company's Chief Financial Officer, have resigned to pursue other opportunities. Mr. Markee will continue to serve on the Board of Directors. Rick Gilbert, President and Chief Executive Officer, will assume the role of Chairman of the Board, President, and Chief Executive Officer. Steven Hunt, previously Vice President of Engineering will assume the position of General Manager of the Pubic Network Business Unit, and Michael Staiger, previously Vice President of Business Development, will assume the position of Chief Financial Officer. These transitions are expected to be completed by the end of March 2001.

About Copper Mountain Networks

Copper Mountain Networks, Inc. (Nasdaq: CMTN) manufactures DSL equipment for central office, digital loop, and multi-tenant unit (MTU) broadband networks worldwide. Its DSL solutions enable carriers and service providers to deliver cost-effective, high-performance data and voice services over existing copper telephone wiring. Its CopperEdge(R) 200 DSL Concentrator is deployed in some of the world's largest public networks, and its environmentally hardened CopperEdge(R) RT (remote terminal) DSL Concentrator extends the reach of DSL to the millions of customers served by digital loop carriers (DLCs). Copper Mountain's OnPrem(TM) MTU Concentrator offers a cost-effective and scalable platform for MTU service providers. With IP IQ(TM), Copper Mountain's robust Internet Protocol (IP) service intelligence, service providers can maximize bandwidth utilization, support value-added broadband services, and scale to meet the demands of hundreds of thousands of subscribers. Copper Mountain's CopperRocket(R) CPE family and CopperCompatible(R) program ensure that Copper Mountain DSL concentrators are interoperable with the broadest range of customer premise equipment (CPE). Customers wanting more information about Copper Mountain products or office locations worldwide can contact Richard Washbourne at 1.650.687.3380 or visit the company's World Wide Web site at http://www.coppermountain.com. For investor relations' information, contact Margaret Kuhn at 858.812.8265 or call toll free 1.877.INFO.CMTN (463.6268) or contact us at IR@coppermountain.com.
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Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events based on current expectations, and are subject to risks and uncertainties, including the risk that any staffing reductions referred to in this press release will result in improved efficiencies. In addition, Copper Mountain wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: the loss of services of any key personnel, including but not limited to those mentioned in this press release, which could materially adversely affect our business, financial condition, and results of operations; the estimated restructuring charge outlined in this press release could underestimate the actual restructuring charge; the ability to realize sufficient revenues in the future to generate profitability on an annual or quarterly basis; factors and market conditions affecting the telecommunications market, the market for DSL services, CLEC service providers, and economic conditions generally. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. Further, Copper Mountain expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof. We refer you to the documents Copper Mountain files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2000 and other reports and filings made with the Securities and Exchange Commission.

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Copper Mountain and all Copper Mountain product names are trademarks of Copper
Mountain Networks, Inc. All other marks are the property of their respective owners.